Exhibit 10.1

Convertible Line of Credit Note

$350,000.00	September 22, 2014

Loan # 185394000 /185394001

FOR VALUE RECEIVED, INB:MANHATTAN DRUG COMPANY, INC.  (“Borrower”), with an address at 225 Long Ave., Hillside, NJ 07205, promises to pay to the order of PNC EQUIPMENT FINANCE, LLC (“Lender”), in lawful money of the United States of America in immediately available funds at its offices located at  995 Dalton Avenue, Cincinnati, Ohio  45203, or at such other location as Lender may designate from time to time, the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00) (“Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder prior to the Conversion Date (as hereinafter defined), together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1.           Advance Procedures.  During the period from the date of this Note to and including the Conversion Date, the Borrower may borrow hereunder (but may not reborrow after repayment), subject to the terms and conditions of this Note and the Loan Documents (as defined herein).

In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.  On the Conversion Date, the then-outstanding principal amount of advances hereunder shall convert to an amortizing term loan payable as set forth below.  The “Conversion Date” shall mean the earliest to occur of (a)7/31/ 2015, or such later date as may be designated by Lender by written notice from Lender to the Borrower, or (b) the date when Lender receives written notice from the Borrower (which notice shall be irrevocable) informing Lender that the Borrower does not intend to request further advances hereunder and acknowledging that Lender shall have no obligation to make further advances hereunder or (c) the date when Lender has made advances hereunder which, in the aggregate, equal the face amount of this Note.  If permitted by Lender, a request for advance may be made by telephone or electronic mail, with such confirmation or verification (if any) as Lender may require in its discretion from time to time.  A request for advance by any Borrower shall be binding upon Borrower, jointly and severally.  The Borrower authorizes Lender to accept telephonic and electronic requests for advances, and Lender shall be entitled to rely upon the authority of any person providing such instructions.  The Borrower hereby indemnifies and holds Lender harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic and electronic requests or by the making of such advances.  Lender will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

2.         Rate of Interest.  Prior to the Conversion Date, amounts outstanding under this Note will bear interest at a rate per annum (“Floating Rate”) which is at all times equal to the sum of A) LIBOR Rate plus (B) three hundred twenty five (325) basis points (3.25%).   From and after the Conversion Date, amounts outstanding under this Note will bear interest at either (i) a rate per annum equal to the Floating Rate; or (ii) a fixed rate of interest per annum (“Fixed Rate”) as offered to the Borrower by Lender in its sole discretion, as agreed upon in writing between the Borrower and Lender, for the remaining term of this Note.  Interest hereunder will be calculated based on a 30 day calendar month of a 360 day year.  In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

If Lender or the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the LIBOR Rate, then Lender shall give notice thereof to the Borrower.  Thereafter, until Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate for all amounts outstanding under this Note shall be equal to (A) the Base Rate. (“Alternate Rate”).

In addition, if, after the date of this Note, Lender or the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender or the Bank to make or maintain or fund loans based on the LIBOR Rate, Lender shall notify the Borrower.  Upon receipt of such notice, until Lender notifies the Borrower that the circumstances giving rise to such determination no longer apply, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

For the purpose hereof, the following terms shall have the following meanings:

“Bank” means PNC Bank, National Association.

“Base Rate” shall mean the Prime Rate.  If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance bearing interest at the Floating Rate will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Cincinnati, Ohio.

“Contract Period” means a period commencing on a Business Day and ending one month thereafter on the last day of the respective month, provided that (a) if any Contract Period otherwise would end on a day that is not a Business Day (a “Non-Business Day”), for purposes of determining any next adjustment to the LIBOR Rate hereunder only, it shall end instead on the next preceding day that is a Business Day as the last day (although any such adjusted LIBOR Rate shall be applied on the day following said Non-Business Day as the intended start of the next Contract Period), (b) if any Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which that Contract Period is to end, it shall end on the last calendar day of that calendar month unless such a day is not a Business Day, in which case, for purposes of determining any next adjustment to the LIBOR Rate hereunder only, it shall end instead on the next preceding day that is a Business Day as the last day (although any such adjusted LIBOR Rate shall be applied on the day following said Non-Business Day as the intended start of the next Contract Period), and (c) the first Contract Period shall commence on the later of the date of this Note or the date of initial disbursement of any portion of the face amount hereof and each subsequent Contract Period, to the extent applicable, shall commence automatically and immediately on the last day of the preceding Contract Period.

 “LIBOR Rate” shall mean, for a Contract Period, the rate per annum determined by Lender by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any Eurocurrency fundings by banks on such day.

“Prime Rate” shall mean the rate publicly announced by Lender from time to time as its prime rate.  The Prime Rate is determined from time to time by Lender as a means of pricing some loans to its borrowers.  The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers.  If and when the Prime Rate changes, the Base Rate will change automatically without notice to the Borrower, effective on the date of any such change.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by Lender).

3.           Payment Terms.  Prior to the Conversion Date, interest only shall be due and payable in monthly installments commencing on ___________ __, 2014, and continuing on the same day of each month thereafter until the Conversion Date, when all accrued interest shall be due and payable.  From and after the Conversion Date, principal and interest shall be due and payable as follows:

(a)           If after the Conversion Date this Note bears interest at the Fixed Rate, principal together with interest shall be payable in thirty-six (36) consecutive Monthly installments, each of which shall be in an amount (the “Level Payment Amount”) sufficient to amortize the outstanding principal amount hereunder on the Conversion Date over a term of thirty-six (36) months, commencing on the _______ day of the month following the month in which the Conversion Date occurs, and continuing on the same day of each month thereafter until the thirty-six monthly anniversary of the Conversion Date (the “Maturity Date”), at which time a final installment shall be payable in an amount equal to the remaining outstanding principal balance hereunder.  Any outstanding principal and accrued interest shall be due and payable in full on the Maturity Date. The Level Payment Amount will be calculated on the assumption that each periodic payment will be made on the date when due, and if there is any variation in the actual payment dates, there may be an additional amount due upon maturity of this Note.  Any amortization schedule provided to Borrower is only an estimate, and is superseded by the terms of this Note regarding the accrual and payment of interest; or

(b)           If after the Conversion Date this Note bears interest at the Floating Rate, principal shall be payable in thirty-six (36) equal consecutive Monthly installments, each of which shall be in an amount determined by dividing the outstanding principal amount hereunder on the Conversion Date by thirty-six (36), commencing on the ______ day of the month following the month in which the Conversion Date occurs, and continuing on the same day of each month thereafter until the thirty-six monthly anniversary of the Conversion Date (the “Maturity Date”), at which time a final installment shall be payable in an amount equal to the remaining outstanding principal balance hereunder.  Interest shall be payable at the same times as the principal payments.  Any outstanding principal and accrued interest shall be due and payable in full on the Maturity Date.

If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order Lender may choose, in its sole discretion.

4.           Late Payments; Default Rate.  If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note when due and payable, then Borrower also shall pay to Lender a late charge equal to 5% of the amount of such payment but not more than the maximum amount allowed by law (“Late Charge”).  Upon maturity, whether by acceleration, demand or otherwise, and at Lender’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (“Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.  Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Lender’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which Lender may employ.  In addition, the Default Rate reflects the increased credit risk to Lender of carrying a loan that is in default.  The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by Lender, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

5.           Prepayment.  So long as no Event of Default under this Note has occurred and is continuing, Borrower may, upon 30 days’ prior written notice to Lender, prepay to Lender all amounts owed under this Note in full, but not in part, on any payment date, by paying the entire outstanding balance as of such prepayment date, all other amounts due and owing under this Note, plus the Cost of Prepayment, as provided for below.

The “Cost of Prepayment” shall be calculated as an amount equal to the following specified percentage, as such applies to the applicable payment installment number, multiplied by the outstanding principal balance owed under this Note;

A notice as to any amounts payable pursuant to this Section given to the Borrower by Lender shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s obligations hereunder shall survive the payment in full of the outstanding balance and any other amounts.

6. Increased Costs; Yield Protection.  On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay Lender all direct costs incurred, any losses suffered or payments made by Lender as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on Lender, its holding company or any of their respective assets relative to the Facility.  “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

7.           Break Funding Indemnification.  The Borrower agrees to indemnify Lender against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest at a Fixed Rate) which Lender sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Lender to request, convert, renew or prepay any advance bearing interest at a Fixed Rate, or (iii) the Borrower’s payment or prepayment (whether voluntary (unless allowed for under this Note), after acceleration of the maturity of this Note or otherwise) or conversion of any advance bearing interest at a Fixed Rate on a day other than the regularly scheduled due date therefor.  A notice as to any amounts payable pursuant to this Section given to the Borrower by Lender shall, in the absence of manifest error, be conclusive and shall be payable upon demand.  The Borrower’s indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.

8.           Other Loan Documents.  This Note is issued in connection with any letter agreement or loan agreement between the Borrower and Lender, dated on or before the date hereof, and the other agreements and documents executed and/or delivered in connection therewith and herewith or referred to therein, or herein, including, without limitation, the Incorporated Documents, as defined below, the terms of which are all incorporated herein by reference (as amended, modified or renewed from time to time, collectively “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to Lender to secure this Note.

9.           Incorporation Of Covenants By Reference; Cross Termination.  Any and all representations and warranties, and any and all affirmative, negative and financial covenants which may be set forth in any credit agreement, loan agreement, promissory note, guaranty or other agreement, instrument or document entered into between Borrower (or any of its affiliates), as borrower, and any affiliate of Lender, as lender (whether directly as a lender to Borrower or as one lender in a bank syndicate agreeing to lend to the Borrower, or as holder of a participation in a loan by another lender to Borrower) (“Incorporated Documents”), are hereby incorporated herein by this reference as if set forth herein at length, as any of the foregoing may be amended or supplemented from time to time (“Incorporated Provisions”).  Any amendments, modifications, waivers or other changes in the terms of any of the Incorporated Provisions shall automatically constitute an amendment to this Note without any need for further action or documentation. Notwithstanding the foregoing, any such changes to any Incorporated Provision which operate to waive or prevent the occurrence of a default or Event of Default under any Incorporated Document shall not be effective unless consented to in writing by Lender in its sole discretion.  If any Incorporated Document terminates or otherwise ceases to be in full force and effect (“Termination”), all of the Incorporated Provisions of such Incorporated Document shall survive the Termination and shall continue in full force and effect as a part of this Note.  At any time after a Termination, Borrower shall promptly, upon Lender’s request, execute and deliver to Lender an amendment to this Note, which amendment will expressly incorporate into this Note all or any number of the Incorporated Provisions of the terminated Incorporated Document as Lender, in its sole discretion, shall select, as such Incorporated Provisions are in effect immediately prior to the date of Termination.  Further, notwithstanding the foregoing, the Termination of any Incorporated Document for any reason shall constitute an Event of Default under this Note, entitling Lender, at its option, to terminate this Note and to accelerate the payment of all amounts due hereunder.

10.           Covenants.  Unless compliance is waived in writing by the Lender, until payment in full of the loan evidenced by this Note:

(a)           The Borrower will promptly submit to the Lender such information as the Lender may reasonably request relating to the Borrower’s affairs (including but not limited to annual Financial Statements (as hereinafter defined) and tax returns for the Borrower and the Guarantor) and/or any security for the loan evidenced by this Note.  “Financial Statements” means the consolidated and consolidating balance sheet and statements of income and cash flows prepared in accordance with generally accepted accounting principles (“GAAP”) in effect from time to time applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).

(b)           Neither the Borrower nor the Guarantor will make or permit any change in its form of organization, the nature of its business as carried on as of the date of this Note or in its senior management or equity ownership.

(c)           The Borrower will notify the Lender in writing of the occurrence of an Event of Default or an act or condition which, with the passage of time, the giving of notice or both might become an Event of Default.

11.           Representations and Warranties.  To induce the Lender to extend the loan evidenced by this Note, the Borrower represents and warrants as follows:

(a)           The Borrower’s latest Financial Statements provided to the Lender are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, and the results of the Borrower’s operations for the period specified therein.  The Borrower’s Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject, in the case of interim statements, to normal year-end adjustments.  Since the date of the latest Financial Statements provided to the Lender, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

(b)           There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

(c)           The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

(d)           If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

(e)           The Borrower has full power and authority to enter into the transactions provided for in this Note and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Note and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

(f)           There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of:  (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

12.           Events of Default.  The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note:  (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant, representation, warranty or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to Lender; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that Lender shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with Lender; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to Lender; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten days of the entry thereof; (viii) any change in any Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on any Obligor; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to Lender in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to Lender, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide Lender with additional collateral if in Lender’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by Lender; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member.  As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to Lender existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default:  (a) Lender shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at Lender’s option  and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at Lender’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) Lender may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.  For avoidance of doubt, all additional amounts payable hereunder shall include, without limitation, Break Funding Indemnification and Cost of Prepayment, if any.

13.           Right of Setoff.  In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to Lender by law, Lender shall have, with respect to the Borrower’s obligations to Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of Lender, although Lender may enter such setoff on its books and records and/or cause such setoff on the Bank’s books and records at a later time.

14.           Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Lender, as of the date of this Note,  the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that:  (a) no Covered Entity  (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.  Borrower covenants and agrees that it shall immediately notify the Lender in writing upon the occurrence of a Reportable Compliance Event.

As used herein, “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

15.           Indemnity.  The Borrower agrees to indemnify each of Lender, each legal entity, if any, who controls, is controlled by or is under common control with Lender, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder.  The Borrower may participate at its expense in the defense of any such action or claim.

16.           Miscellaneous.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this Section.  No delay or omission on Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Lender’s action or inaction impair any such right or power.  Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Lender may have under other agreements, at law or in equity.  No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Notwithstanding the foregoing, Lender may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that Lender shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).  The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by Lender in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of Lender’s counsel.  If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect.  The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment.  The Borrower also waives all defenses based on suretyship or impairment of collateral.  If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several.  This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without Lender’s written consent and Lender at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by Lender and will be deemed to be made in the State of New Jersey (“State”).  This Note will be interpreted and the rights and liabilities of LENDER and the Borrower determined in accordance with the laws of the State, excluding its conflict of laws rules.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district in the State; provided that nothing contained in this Note will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction.  The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both Lender and the Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

17.           Commercial Purpose.  The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

18.           USA Patriot Act Notice.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account.  What this means: when the Borrower opens an account, Lender will ask for the business name, business address, taxpayer identifying number and other information that will allow Lender to identify the Borrower, such as organizational documents. For some businesses and organizations, Lender may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

19.           Authorization to Obtain Credit Reports.  By signing below, each Borrower who is an individual provides written authorization to Lender or its designee (and any assignee or potential assignee hereof) to obtain the Borrower’s personal credit profile from one or more national credit bureaus.  Such authorization shall extend to obtaining a credit profile in considering this Note and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

20.           WAIVER OF JURY TRIAL.  The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents.  The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

21.         Important Information about Phone Calls.  By providing telephone number(s) to Lender, now or at any later time, Borrower authorizes Lender and its affiliates and designees to contact Borrower regarding Borrower account(s) with Lender or its affiliates, whether such accounts are Borrower individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages.  Borrower consents that any phone call with Lender may be monitored or recorded by Lender.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	Borrower:
INB:MANHATTAN DRUG COMPANY, INC.

/s/ Christina Kay	By: /s/ Dina L. Masi
(SEAL)
Print Name: Christina Kay	Print Name: Dina L. Masi
Title: Vice President	Title: Chief Financial Officer
(Include title only if an officer of entity signing to the right)

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